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Exhibit 21

AAF-McQuay Inc.
Subsidiaries and Affiliates

AMG Holdings B.V. (The Netherlands)
AMG Holdings N.V. (The Netherlands) AAF-McQuay Group Inc. (Delaware) AAF-McQuay Inc. (Delaware)
AAF-McQuay Holdings Inc. (Texas)
AAF-McQuay International Inc. (Delaware)
AAF-McQuay Export Inc. (Barbados)
AAF-McQuay Canada Inc. (Canada)
AAF-McQuay Real Property Inc. (Delaware)
American Air Filter Company, Inc. (Delaware)
McQuay-Perfex Export Co. (Minnesota)
McQuay-TPC Corp. (Delaware)
AAF-McQuay Netherlands B.V. (The Netherlands)
AAF-International B.V. (The Netherlands)
AAF Luftreinigungssysteme Gesellschaft m.b.H (Austria)
AAF-SA (Belgium)
AAF-SA (France)
AAF-McQuay Holding France (France)
AAF-McQuay France (France)
AAF-Lufttechnik GmbH (Germany)
Beth Lufttechnik GmbH (Germany)
AAF Environmental Control E.P.E. (Greece)
AAF S.r.l. (Italy)
AAF Italia S.r.l., f/k/a McQuay Europa S.r.l. (Italy)
McQuay Italia S.p.A. (Italy)
AAF, S.A. (Spain)
AAF McQuay UK Limited (United Kingdom)
AAF-Limited (United Kingdom)
AAF-McQuay S.A. de C.V. (Mexico)
McQuay (UK) Limited (United Kingdom)
Air Filters Limited (United Kingdom)
J & E Hall Limited (United Kingdom)
Coulstock & Place Engineering Co. Limited (United Kingdom)
Balmsound Limited (United Kingdom)
AAF Hava Filtreleri ve Ticaret A.S. (Turkey)
AAF, S. de R.L. de C.V. (Mexico)
Purificacion de Aire Venezolana, C.A. (Venezuela)
American Air Filter Brasil Ltda.(Brazil)
McQuay—Ar Condicionado Brasil Ltda (Brazil)
McQuay Latin America, L.C. (Florida)
McQuay de Venezuela C.A. (Venezuela)
McQuay España S.A. (Spain)
* AAF-McQuay L.L.C. (United Arab Emirates—Dubai)
* McQuay Service S.r.l. (Italy)
* McQuay Beirut (Offshore), Inc. S.A.L. (Lebanon)
* McQuay of Georgia LLP (Georgia)
* McQuay Southeast Service, LLC (Georgia)
* McQuay Southeast Supply, LLC (Georgia)
* Applied Control Systems, LLC (Georgia)

* McQuay Hellas Air-Conditioning and Refrigeration SA (Greece)
* McQuay Szanyó Klímatechnika Kft. (Hungary)
* AAF Saudi Arabia Limited (Saudi Arabia)
* Kirloskar AAF Ltd. (India)
* Kirloskar-McQuay Pvt. Ltd. (India)
* Equipos McQuay, S.A. de C.V. (Mexico)
* Janitrol de Mexico, S.A. de C.V. (Mexico)
* Aerofil Filtracion de Aire C.V. (Venezuela)
* McQuay Caribe, Inc. (Puerto Rico)
* American Air Filter Sdn Bhd (Malaysia)
* McQuay Mediterranean LLC (Delaware)

* indicates joint venture or subsidiary of joint venture

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  Exhibit 21
AAF-McQuay Inc. Subsidiaries and Affiliates